Contact:  Karl Schmitt
                                                          (502) 636-4594, office
                                                        (502) 836-1454, cellular
                                                               karls@kyderby.com



          CHURCHILL DOWNS INCORPORATED REPORTS EIGHTH CONSECUTIVE YEAR
                               OF RECORD EARNINGS

        Net  revenues  rose 40  percent to $362.0  million.
        Net earnings for 2000 increased to new high of $19.2 million. Earnings per share reached $1.75.

LOUISVILLE, Ky. (Feb. 27, 2001) -- Churchill Downs Incorporated (Nasdaq: CHDN) ("CDI") today reported record revenues and earnings for the year ended December 31, 2000.

        Net revenues for the year totaled $362.0 million, a 40 percent increase over $258.4 million in 1999. Net earnings were $19.2 million, a 28 percent increase over $15.0 million last year. Earnings per share for the year were $1.75 diluted on 10.9 million average diluted shares outstanding, compared with $1.72 diluted on 8.7 million average diluted shares outstanding in 1999.

        During the fourth quarter of 2000, the Company reported net revenues of $100.9 million, up 8 percent over the $93.5 million reported during the same period in 1999. Net earnings for the quarter were $2.3 million, a decrease of 27 percent from $3.1 million earned during the last quarter of 1999. Earnings per share were 17 cents diluted on 13.2 million average diluted shares outstanding, compared with 31 cents on 10.0 million diluted shares outstanding from the same period last year.

        The increases of 33 percent and 25 percent in the number of average diluted shares outstanding for the fourth quarter and year ended December 31, 2000, respectively, were due principally to the issuance of 3.15 million common shares for the September 2000 merger with Arlington International Racecourse, now doing business as Arlington Park. Our July 1999 public offering of 2.3 million common shares also had an effect on the full-year comparison of average shares outstanding.

        Thomas H. Meeker, CDI's president and chief executive officer, said that 2000 was the Company's eighth consecutive year of record earnings.

        "Our ability to achieve this sustained record of progress clearly validates the growth strategy we are following to capitalize on the outstanding opportunities for CDI. The last several years have been particularly eventful within our Company's 127-year history," Meeker said. "We have substantially broadened the geographic and operating scope of our live racing, implemented a comprehensive branding program and begun to pursue the exciting potential available to us through our simulcast operations. One of the important highlights of 2000 was blending our operations into a branded product, a first for our industry and an integral component of our plans to expand our simulcast operations through the Churchill Downs Simulcast Network ("CDSN"). During 2000, we also continued our plan of aggregating premier racing content when we merged with Arlington Park in September 2000. This merger is one of our largest transactions to date and, with the inclusion of the management fees that we earned prior to closing, was modestly accretive to our year-end earnings. The first full-year inclusion of Calder Race Course and Hollywood Park, both acquired during 1999, had a significant impact on the comparison with our 1999 results. We completed our acquisition of Calder in April 1999, just a few weeks before the start of its racing season. So in 2000, we had to absorb losses from four months of the year when Calder conducts no live racing. With Hollywood Park, which we did not acquire until September 1999, our earnings benefited from having that racetrack's Spring Meet in our 2000 calendar.

    "Our earnings for the full year and the fourth quarter were in line with our expectations. Our fourth-quarter results were impacted by having significantly more shares outstanding and including Arlington Park for the first time during a period in which it is not conducting any live racing."

    Meeker continued, "2001 should mark another year of record revenues and earnings for our Company. We are optimistic about the current year given the inclusion of Arlington Park under the CDSN brand and the synergies we are already realizing from our six racetracks. We have completed our assimilation of Arlington Park, and consistent with the results we achieved with our prior acquisitions, we are confident that Arlington Park will positively impact our operating results."

    "We are proud of how we have grown our business and our profit over the last several years, which was a period of strong economic growth. Today, the economic environment is, at best, uncertain, which presents a new challenge for our Company as well as most American businesses. During the course of developing our business through internal growth and acquisitions, we have also been effective in managing our cost structure and improving our operating margins. This discipline allows us to continue to manage our expenses and effectively meet the challenge of a slowing economy.

        "For the first quarter, we will have to absorb for the first time the results of Arlington Park, which hosts no live racing during this period, but the impact of that factor on our per-share results will be mitigated by the higher number of shares outstanding. We expect to report a loss of 86 to 88 cents per share diluted for the first quarter, compared to a loss of 89 cents in 2000. It is important to note that we do not host live racing during the first quarter with the exception of two days of Thoroughbred racing at Calder and 19 days of Standardbred racing at Hoosier Park at Anderson. Therefore, we have historically reported a loss during this period.

        "For 2001 as a whole, we expect an approximate 20 percent increase in net earnings over the record $19.2 million in 2000. As a result of the substantial increase in our average shares outstanding, we expect a much more moderate gain in earnings per share. This improvement would be in line with the percentage increase we realized in 2000. Finally, we expect our balance sheet in 2001 to continue benefiting from a positive cash flow. Internally generated funds in 2000 enabled us to reduce our long-term debt by $25 million, from $181 million to $156 million."

    A conference call regarding this release is scheduled for Wednesday, Feb. 28, at 9 a.m. EST. Investors and other interested parties may listen to the teleconference by accessing the online, real-time webcast and broadcast of the call at www.kentuckyderby.com or www.streetevents.com or by calling (913) 981-5571 at least 10 minutes before the appointed time. The online replay will be available at approximately 11 a.m. (EST) and continue for two weeks. An eight-day telephonic replay will be available two hours after the call ends by dialing (719) 457-0820 and entering 620324 when prompted for the access code.

    Churchill Downs Incorporated - headquartered in Louisville, Ky. - is one of the world's leading horse racing companies. Its flagship operation, Churchill Downs, is home of the Kentucky Derby and will host the race's 127th running on May 5, 2001. The Company owns additional racetracks in Kentucky, Illinois, California and Florida and has interests in a pari-mutuel operation in Indiana as well as various racing services companies. CDI trades on the Nasdaq National Market under the symbol CHDN and can be found on the Internet at www.kentuckyderby.com.

    This news release contains forward-looking statements made pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. The reader is cautioned that such forward-looking statements involve risks and uncertainties that could cause our actual operating results and financial condition to differ materially. Forward-looking statements are typically identified by the use of terms such as "may," "will," "believe," "could," "intend," "might," "plan," "predict," "project," "should," "expect," "anticipate," "estimate," and similar words, although some forward-looking statements are expressed differently. Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. Important factors that could cause actual results to differ materially from our expectations include: the financial performance of our racing operations; litigation
surrounding  the  Rosemont,   Ill.,  riverboat  casino;  the  impact  of  gaming
competition (including lotteries and riverboat, cruise ship and land-based casinos) and other sports and entertainment options in those markets in which we operate; a substantial change in law or regulations affecting our pari-mutuel activities; a substantial change in allocation of live racing days; a decrease in riverboat admissions revenue from our Indiana operations; the impact of an additional racetrack near our Indiana operations; our continued ability to effectively compete for the country's top horses and trainers necessary to field high-quality horse racing; our continued ability to grow our share of the interstate simulcast market; the impact of interest rate fluctuations; our ability to execute our acquisition strategy and to complete or successfully operate planned expansion projects; our ability to adequately integrate acquired businesses; market reaction to our expansion projects; the loss of our totalisator companies or their inability to keep their technology current; our accountability for environmental contamination; the loss of key personnel and the volatility of our stock price.

                          CHURCHILL DOWNS INCORPORATED
                       CONSOLIDATED STATEMENTS OF EARNINGS
                for the years and three months ended December 31,
                                   (Unaudited)

(In thousands, except per share data)

                                   Years Ended            Three Months Ended
                                   December 31,              December 31,
                               --------------------      --------------------
                                 2000        1999          2000        1999
                                 ----        ----          ----        ----

Net  revenues                  $362,016    $258,427      $100,897     $93,548

Operating expenses
    Purses                      128,982      97,585        39,567      38,844
    Other direct expenses       158,624     109,783        47,085      39,736
                               ---------   ---------     ---------    --------
                                287,606     207,368        86,652      78,580
                               ---------   ---------     ---------    --------
       Gross profit              74,410      51,059        14,245      14,968

Selling, general and
    administrative expenses      27,832      18,546         7,439       6,184
                               ---------   ---------     ---------    --------

       Operating income          46,578      32,513         6,806       8,784
                               ---------   ---------     ---------    --------

Other income (expense):
       Interest income            1,023         847           248         281
       Interest expense         (14,848)     (7,839)       (3,495)     (3,677)
       Miscellaneous, net          (166)        334           348          40
                               ---------   ---------     ---------    --------
                                (13,991)     (6,658)       (2,899)     (3,356)
                               ---------   ---------     ---------    --------

Earnings before income
    tax provision                32,587      25,855         3,907       5,428
                               ---------   ---------     ---------    -------

Federal and state income
    tax provision               (13,423)    (10,879)       (1,621)     (2,300)
                               ---------   ---------     ---------    --------

       Net earnings            $ 19,164     $14,976      $  2,286     $ 3,128
                               =========   =========     =========    ========

Earnings per common
  share data:
       Basic                      $1.77       $1.74         $0.18       $0.32
       Diluted                    $1.75       $1.72         $0.17       $0.31

Weighted average
  shares outstanding:
       Basic                     10,849       8,598        13,016       9,854
       Diluted                   10,940       8,718        13,219       9,967

                          CHURCHILL DOWNS INCORPORATED
                   SUPPLEMENTAL INFORMATION BY OPERATING UNIT
                for the year and three months ended December 31,
                                   (Unaudited)

(In thousands)                   Years Ended          Three Months Ended
                                 December 31,            December 31,
                           -----------------------   ---------------------
                               2000       1999         2000       1999
                               ----       ----         ----       ----
Net revenues:
  Churchill Downs            $ 89,547   $ 82,429     $ 15,909    $15,776
  Hollywood Park              105,628     30,494       30,626     29,377
  Calder Race Course           77,552     72,418       34,995     33,365
  Arlington Park               14,781          -        5,609          -
  Hoosier Park                 51,250     51,280       13,161     13,766
  Ellis Park                   16,119     19,653        1,171      1,162
  Other investment             13,069      6,151        1,546      1,773
                             ---------  ---------    ---------   --------
                              367,946    262,425      103,017     95,219
  Corporate revenues*             778          -          126          -
  Eliminations                 (6,708)    (3,998)      (2,246)    (1,671)
                             ---------  ---------    ---------   --------
                             $362,016   $258,427     $100,897    $93,548
                             =========  =========    =========   =======
EBITDA:
  Churchill Downs             $21,715    $17,789      $   213    $  (212)
  Hollywood Park               18,898      3,842        5,518      4,384
  Calder Race Course           16,718     17,946        9,717      9,081
  Arlington Park                 (427)         -       (2,520)         -
  Hoosier Park                  5,920      6,423          980      1,292
  Ellis Park                      936      2,071         (598)      (763)
  Other investments             7,815      1,314          678        199
                              --------   --------     --------   --------
                               71,575     49,385       13,988     13,981
  Corporate expenses*          (8,486)    (5,679)      (2,357)    (1,730)
                              --------   --------     --------   --------
                              $63,089    $43,706      $11,631    $12,251
                              ========   ========     ========   ========
Operating income (loss):
  Churchill Downs             $17,857    $14,240       $ (864)   $(1,088)
  Hollywood Park               14,407      2,574        4,325      3,369
  Calder Race Course           13,397     15,564        9,090      8,200
  Arlington Park               (1,133)         -       (3,093)         -
  Hoosier Park                  4,538      5,246          596      1,063
  Ellis Park                     (481)       721         (923)    (1,121)
  Other investments             6,252       (153)         107         91
                              --------   --------      -------   --------
                               54,837     38,192        9,238     10,514
  Corporate expenses*          (8,259)    (5,679)      (2,432)    (1,730)
                              --------   --------      -------   --------
                              $46,578    $32,513       $6,806     $8,784
                              ========   ========      =======   ========


       * As a result of a reorganization for internal reporting during 2000, the Company's segment disclosures are presented on a new basis to correspond with internal reporting for corporate revenues and expenses. Corporate revenues and expenses for the year and three months ended December 31, 2000 and 1999 are reported separately.

       Certain financial statement amounts have been reclassified in the prior periods to conform to current period presentation. In addition, one week of live racing was shifted from Ellis Park to Churchill Downs for 2000.

                          CHURCHILL DOWNS INCORPORATED
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                  December 31,
                                   (Unaudited)

(in thousands)

               ASSETS                     2000           1999           1998
                                          ----           ----           ----
Current assets:
     Cash and cash equivalents          $ 19,814       $ 29,060       $  6,380
     Accounts receivable                  32,535         24,279         11,968
     Other current assets                  2,799          2,751          1,049
                                        ---------      ---------      ---------
          Total current assets            55,148         56,090         19,397

Other assets                               8,117          4,740          3,796
Plant and equipment, net                 342,935        274,882         83,088
Intangible assets, net                    63,851         62,334          8,370
                                        ---------      ---------      ---------
                                        $470,051       $398,046       $114,651
                                        =========      =========      =========
LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
     Accounts payable                   $ 38,576       $ 14,794        $ 6,381
     Accrued expenses                     27,115         23,821          8,248
     Dividends payable                     6,508          4,927          3,762
     Other current liabilities            13,885         11,748          8,797
                                        ---------      ---------      ---------
          Total current liabilities       86,084         55,290         27,188

Long-term debt                           155,716        180,898         13,538
Other liabilities                         25,766         23,737          8,694
Shareholders' equity:
     Preferred stock, no par value;
          250 shares authorized; no
          shares issued                        -              -              -
     Common stock, no par value; 50,000
          shares authorized; issued:
          13,019 shares in 2000, 9,854
          shares in 1999;  and 7,525
          shares in 1998.                123,227         71,634          8,927
     Retained earnings                    79,323         66,667         56,599
     Deferred compensation costs               -           (115)          (230)
     Note receivable for common stock        (65)           (65)           (65)
                                        ---------      ---------      ---------
                                         202,485        138,121         65,231
                                        ---------      ---------      ---------
                                        $470,051       $398,046       $114,651
                                        =========      =========      =========

        Certain financial statement amounts have been reclassified in the prior years to conform to current year presentation.

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                        CHURCHILL DOWNS INCORPORATED




    February 28, 2001                   /s/Robert L. Decker
                                        ---------------------------------------
                                        Robert L. Decker
                                        Executive Vice President and Chief
                                        Financial Officer
                                        (Principal Financial Officer)



    February 28, 2001                   /s/Michael E. Miller
                                        ---------------------------------------
                                        Michael E. Miller
                                        Senior Vice President, Finance
                                        (Principal Accounting Officer)